Exhibit 99.3

Dear Valued Employees,

I’m pleased to share with all of you some very exciting news for our company. Today on February 29, 2012, we announced that Standard Parking Corporation has signed a definitive Agreement and Plan of Merger with Central Parking Corporation. When completed, the merger will add more than 2,200 locations and approximately 1 million parking spaces to Standard Parking’s portfolio, which will effectively double the size of our company.

I invite you to join me for an Employee Meeting webcast today at 10:00 a.m. CST – if your schedule and job responsibilities permit – to hear more detail about this exciting development and the opportunities it enables for you. You can find instructions on how to access the webcast at the bottom of this email. If you are not able to join me for the live webcast, we will be posting a recording of the meeting on our intranet soon, so that you may watch at a more convenient time.

We expect this transaction to open up new opportunities for our employees because this transformational deal will to help us grow faster than we have been. For example:

•	We’ll be able to cross-sell products and services we have and Central Parking doesn’t – such as our SP Plus® services, Click and Park® and Click and RideTM – to potentially 2,200 new locations.

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Similarly, we’ll be able to use the excellent suite of customer-facing products and services Central Parking offers – such as their customer call centers and Focus Point remote management division – to give our customers and clients better service.

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Our combined company’s ability to invest in technology should enable us to accelerate development of new products and services to further enhance the service and value that we deliver to both our parking customers and our clients.

I am extremely proud of the strong underlying business that all of you have helped us build over the years. We have developed a strong balance sheet, invested in hiring the right people to deliver a wide range of expertise to our clients and customers, and introduced an array of ancillary service lines under our SP Plus® brand, to name just a few of our accomplishments. These achievements in turn have positioned us for this large, transformational merger.

We are committed to ensuring a smooth integration of the two companies while preserving business continuity. Our headquarters will remain in Chicago and the combined company’s management team will represent the best of both organizations. Marc Baumann, our current CFO, and I will continue in our same capacities at the combined company. We will be joined by Jim Marcum, Central Parking’s current CEO, who will serve as COO. Tom Hagerman, our current COO, will assume a critical new role with chief responsibility for all of the combined company’s business development efforts throughout North America.

February 29, 2012

We expect that virtually all field employees working at our operating locations will see no significant change in their daily responsibilities or interactions with their managers as a result of this merger. While the elimination of management overlaps and the consolidation of business support functions will result in some headcount reductions, we anticipate that those reductions will be less than 2% of the combined person workforce. We do place a high value on our employees and, where possible, the company intends to attempt to find other positions within the combined company for qualified employees whose positions are eliminated.

Please understand that today’s announcement is only the first step in a lengthy process. Over the next several months we will finalize plans for the organization’s future structure, as well as specifics related to employee retention programs, separations and other details. We will announce information as we move through this process. While these plans are being finalized, we ask that you continue to do the outstanding work that has made each of you a valuable member of this company. Your dedication and enthusiastic spirit are critical to our ability to achieve a seamless integration, and we strongly believe this merger will benefit our employees through the growth opportunities it will present.

It is important for all of you to recognize that until the merger is completed, Standard Parking and Central Parking will continue to operate independently just as they have in the past. Under no circumstances should you reach out to your counterparts at Central Parking or seek to coordinate with them until the merger is completed and you are instructed to do so by your superior. Because the companies remain independent competitors until the merger is completed, it is extremely important that all employees abide by these rules.

We are committed to providing you with updates on the progress of this transaction as appropriate, and we ask that you contact your supervisor if you have any questions.

Thank you in advance for your continued hard work. With your help and support, we can look forward to expanding our client base and growing the business together.

Sincerely,

James A. Wilhelm

President and Chief Executive Officer,

Standard Parking Corporation

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected cost synergies and other anticipated benefits of the proposed merger of Standard Parking Corporation (“Standard”) and the parent of Central Parking Corporation (“Central”), the expected future operating results of the combined company, the expected timing of completion of the merger and the other expectations, beliefs, plans, intentions and strategies of Standard. Standard has tried to identify these statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "expect," "intend," "may," "plan," "predict," "project" and "will" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business

February 29, 2012

combination transaction is not completed on a timely basis or at all; the ability to integrate Central into the business of Standard successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that Standard anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the risk that Standard or Central may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; intense competition; the loss, or renewal on less favorable terms, of management contracts and leases; and changes in general economic and business conditions or demographic trends.

For a detailed discussion of factors that could affect Standard’s future operating results, please see Standard’s filings with the Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

Additional Information

The shares of Standard’s common stock to be issued as consideration under the merger agreement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and, unless so registered, such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This document does not constitute an offer to buy or sell securities, or a solicitation of any vote or approval, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Standard intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed business combination transaction referenced in this document. Before making any voting decision with respect to the proposed transaction, Standard stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction. Standard’s stockholders may obtain a free copy of the proxy statement and other relevant materials, when available, and other documents filed by Standard with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by Standard to all of its stockholders. Additional requests for proxy statements and other relevant materials should be directed to Standard Parking, Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Standard and Central and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard’s stockholders with respect to the proposed transaction. Any interests of the executive officers and directors of Standard and Central in the proposed transaction will be described in the proxy statement, when it becomes available. For additional information about Standard’s executive officers and directors, see Standard’s proxy statement filed with the SEC on March 28, 2011.